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                                                                     EXHIBIT 4.3


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                   FIRST OF AMERICA CREDIT CARD MASTER TRUST




              SECOND AMENDMENT TO POOLING AND SERVICING AGREEMENT

                         Dated as of November 30, 1998



                                     among

                          FIRST OF AMERICA BANK, N.A.
          (formerly known as First of America Bank - Michigan, N.A.), as Servicer,

                              NATIONAL CITY BANK,
                                   as Seller,

                                      and

                             THE BANK OF NEW YORK,
                                   as Trustee


                             in connection with the


                        POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 1995


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         THIS SECOND AMENDMENT TO POOLING AND SERVICING AGREEMENT, dated as of
November 30, 1998 (this "SECOND AMENDMENT"), is hereby executed by and among NATIONAL CITY BANK, a national banking association, as Seller (the "SELLER"), FIRST OF AMERICA BANK, N.A. (formerly known as First of America Bank - Michigan, N.A.), a national banking association, as Servicer (the "SERVICER"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

         All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement, as hereinafter defined.

         Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1995 (the "ORIGINAL AGREEMENT"), as modified by the Series 1995-1 Supplement thereto, each among First of America Bank - Illinois, N.A., as seller, the Servicer, as seller and servicer, and the Trustee, and as further modified by the Assumption Agreement and Amendment to Pooling and Servicing Agreement dated as of September 1, 1998 (collectively, the "AGREEMENT"), among the parties to the Original Agreement and the Seller, the First of America Credit Card Master Trust (the "TRUST") was established.

         Pursuant to the definition of Required Seller Percentage and Section
13.01 of the Original Agreement, the parties intend to reduce the Required Seller Percentage from 7% to 4% (the "Reduction").


                                   ARTICLE I

                    DELIVERIES AND ASSUMPTION OF OBLIGATIONS

         Section 1.01. DELIVERY OF NOTICES AND OFFICER'S CERTIFICATES. Pursuant to the definition of Required Seller Percentage in Section 1 of the Original Agreement, the Seller has previously delivered to the Trustee, each Rating Agency, and UBS AG (the "AGENT"), as Series Enhancer, 30 days' prior written notice of the Reduction, in the form of Exhibit A hereto, along with an Officer's Certificate signed by a Vice President or more senior officer of the Seller, in the form of Exhibit B hereto.

         Section 1.02. DELIVERY OF RATING AGENCY NOTICES. Pursuant to the definition of Required Seller Percentage in Section 1 of the Original Agreement, the Seller hereby delivers to the Trustee copies of each written notice received indicating that the Rating Agency Condition has been satisfied with respect to the Reduction.

         Section 1.03. DELIVERY OF SELLER'S OFFICER'S CERTIFICATE. Pursuant to
Section 13.01(a) of the Original Agreement, the Seller hereby delivers to the Trustee an Officer's Certificate, in the form of Exhibit C hereto.

         Section 1.04. DELIVERY OF OPINION OF COUNSEL. The Seller hereby delivers to the Trustee an Opinion of Counsel, in the form of Exhibit D hereto.

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         Section 1.05. AMENDMENT TO DEFINITION OF REQUIRED SELLER PERCENTAGE.
Pursuant to the definition of Required Seller Percentage in Section 1 of the Original Agreement, the definition of Required Seller Percentage is hereby amended by replacing "7%" with "4%," effective as of November 30, 1998.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01. RATIFICATION OF AGREEMENT. The Agreement, as modified by this Second Amendment, is in all respects ratified and confirmed by the parties hereto.

         Section 2.02. COUNTERPARTS. This Second Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         Section 2.03. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

NATIONAL CITY BANK,                               FIRST OF AMERICA BANK, N.A.,
as Seller                                         as Servicer


By: /s/ WILLIAM F. SMITH                          By: /s/ PAUL G. CLARK
    -----------------------------------------         -------------------------
Name: William F. Smith                            Name: Paul G. Clark
Title: President, National City Card Services     Title: President



THE BANK OF NEW YORK,
as Trustee


By: /s/ CHERYL L. LASER
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Name: Cheryl L. Laser
Title: Assistant Vice President


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